SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM 8-K

                          CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     July 19, 1999
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                         FOODMAKER, INC.
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       (Exact name of registrant as specified in its charter)

DELAWARE                     1-9390                     95-2698708
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State of Incorporation) (Commission File Number) (IRS Employer
                                               Identification No.)

9330 BALBOA AVENUE, SAN DIEGO, CALIFORNIA                    92123
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(Address of principal executive offices)                (Zip code)

Registrant's telephone number, including area code  (619) 571-2121
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ITEM 5.  OTHER EVENTS

A press release issued on July 19, 1999 contained the following:

      Foodmaker Inc. Will Change Name to Jack in the Box Inc.
              To Reflect Growth of Business and Brand

     SAN DIEGO - Foodmaker Inc., operator and franchiser of
Jack in the Box restaurants, today announced that the company will change its name to Jack in the Box Inc. on Oct. 4, 1999. Currently traded on the New York Stock Exchange as FM, the new ticker symbol will become JBX.

     "Although the Foodmaker name served us well through the years, Jack in the Box has become a brand synonymous with quality, leadership and performance, and we want to put that name front-and-center in all our communications with the public," said Robert
J. Nugent, the company's president and chief executive officer.

     "As we expand later this year into new Southeastern markets with the goal of becoming a national brand, we will leverage the strength of our brand with new consumers to distinguish ourselves from competitors," he added. The company will begin opening restaurants in Nashville, Charlotte and Baton Rouge in fiscal year 2000, which begins Oct. 4.

     Nugent said the name change doesn't signal a strategic shift for the company: "The move from Foodmaker to Jack in the Box is a clear sign that we are pleased with the progress we've made as a company in recent years. It really underscores our confidence in our performance and direction."

     Foodmaker operates and franchises about 1,500 Jack in the Box restaurants. With systemwide sales of $1.7 billion annually, the company has 37,000 employees and is headquartered in San Diego.

                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             By:  DARWIN J. WEEKS
                                  ---------------
                                  Darwin J. Weeks
                                  Vice President, Controller and
                                  Chief Accounting Officer

                                  Date:  July 20, 1999